As filed with the Securities and Exchange Commission on October 13, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ————————————
FORM S-8
Registration Statement
under
The Securities Act of 1933

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11 Penn Plaza
New York, New York 10001
(Address of principal executive offices, including zip code)
AMC Networks Inc. 2016 Employee Stock Plan
AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors
(Full title of the plan)
James G. Gallagher
Executive Vice President and General Counsel
11 Penn Plaza
New York, New York 10001
(Name and address of agent for service)
(212) 324-8500
(Telephone number, including area code, of agent for service)
With a copy to:
Matthew M. Friestedt, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
(212) 558-3370
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
AMC Networks Inc. Class A Common Stock, par value $.01 per share	6,200,000 (2)	$50.58(1)	$313,596,000 (1)	$36,346 (1)

(1)
Estimated on the basis of $50.58 per share, the average of the high and low sales prices of AMC Networks Inc. Class A Common Stock as reported on the NASDAQ Stock Market on October 11, 2016 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by AMC Networks Inc. (the “Registrant,” “we” or “us”), to register 6,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“common stock”), issuable under the AMC Networks Inc. 2016 Employee Stock Plan (“2016 Employee Plan”) and 200,000 additional shares of common stock issuable under the AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors (“2011 Directors Plan”).
The contents of the Registration Statement on Form S-8 (File No. 333-175206), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 29, 2011, registering shares of its Common Stock, par value $0.01 per share, issuable under the 2011 Directors Plan, are hereby incorporated by reference except to the extent supplemented, amended or superseded by the information set forth therein or herein.
PART I
The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and other information) will be sent or given to participants in the 2016 Employee Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-175206), as described above, and is incorporated herein by reference.
 Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 25, 2016;
(2) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 4, 2016, respectively;
(3) The Registrant’s Current Reports on Form 8-K filed with the SEC on February 25, 2016, March 7, 2016, March 23, 2016, March 30, 2016, April 19, 2016, May 5, 2016, May 26, 2016, June 14, 2016, June 17, 2016, August 1, 2016 and August 4, 2016; and
(4) The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 10-12B (File No. 001-35106) filed on March 17, 2011, and any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement to the extent furnished but not filed.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not Applicable.

Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that we shall, to the fullest extent permitted by law from time to time in effect, indemnify persons who serve as our directors and officers and shall advance to them expenses incurred in defending or responding to claims, actions, investigations, inquiries and other proceedings. Furthermore, our Charter allows us to indemnify our officers, directors, employees and agents to the fullest extent provided by law. We are a Delaware corporation.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).  Our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.
Section 102 of the DGCL authorizes a corporation to eliminate or limit its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.
Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.
Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities under the Securities Act.
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.
The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 13th day of October, 2016.

AMC Networks Inc.

By:	/s/ Joshua W. Sapan
Joshua W. Sapan
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes James G. Gallagher and Anne G. Kelly to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints James G. Gallagher and Anne G. Kelly as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.
Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of October, 2016.

Signature	Title

/s/ Charles F. Dolan	Executive Chairman and Director
Charles F. Dolan

/s/ Joshua W. Sapan	President and Chief Executive Officer
Joshua W. Sapan	(Principal Executive Officer)

/s/ Sean S. Sullivan	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Sean S. Sullivan	(Principal Financial Officer)

/s/ William J. Bell	Director
William J. Bell

/s/ James L. Dolan	Director
James L. Dolan

/s/ Kristin A. Dolan	Director
Kristin A. Dolan

/s/ Patrick F. Dolan	Director
Patrick F. Dolan

/s/ Thomas C. Dolan	Director
Thomas C. Dolan

/s/ Jonathan F. Miller	Director
Jonathan F. Miller

/s/ Brian G. Sweeney	Director
Brian G. Sweeney

/s/ Vincent Tese	Director
Vincent Tese

/s/ David E. Van Zandt	Director
David E. Van Zandt

/s/ Carl E. Vogel	Director
Carl E. Vogel

/s/ Leonard Tow	Director
Leonard Tow

/s/ Marianne Dolan Weber	Director
Marianne Dolan Weber

/s/ Robert C. Wright	Director
Robert C. Wright

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 99.4 to Registrant’s Current Report on Form 8-K filed on July 1, 2011)
4.2	Registrant’s Amended and Restated By-Laws (incorporated herein by reference to Exhibit 99.5 to Registrant’s Current Report on Form 8-K filed on July 1, 2011)
4.3	AMC Networks Inc. 2016 Employee Stock Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2016)
4.4
AMC Networks Inc. Amended and Restated 2011 Stock Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2012)

5	Opinion of James G. Gallagher
23.1	Consent of KPMG LLP
23.2	Consent of James G. Gallagher (contained in the Opinion filed as Exhibit 5)
24	Powers of Attorney (set forth on the signature page)